POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Aisha Barbeau, Christopher Miller, Luke Thompson, Lauri Fischer, and Susan Leary, or any of them signing individually, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities of Grocery Outlet Holding Corp. (the "Company"), to:

(1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(2) prepare, execute and submit and file with the SEC any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as "SEC Filings") and to file submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded;

(3) act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

(4) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

(a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

(c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

(d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2025.

Matthew P. Delly

CALIFORNIA ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of ALAMEDA

On June 30, 2025 (Date) before me, Maria D. Giles, Notary Public (Here Insert Name and Title of the Officer),

personally appeared MATTHEW P. DELLY
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

MARIA D. GILES
COMM. NO. 2508700
NOTARY PUBLIC - CALIFORNIA
ALAMEDA COUNTY
MY COMM. EXPIRES FEB 1, 2029

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Maria D. Giles
Signature of Notary Public

Place Notary Seal and/or Stamp Above

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: POWER OF ATTY

Document Date: June 30, 2025 Number of Pages: 2

Signer(s) Other Than Named Above: NONE

Capacity(ies) Claimed by Signer(s)

Signer's Name:	Signer's Name:
□ Corporate Officer – Title(s):	□ Corporate Officer – Title(s):
□ Partner – □ Limited □ General	□ Partner – □ Limited □ General
□ Individual □ Attorney in Fact	□ Individual □ Attorney in Fact
□ Trustee □ Guardian or Conservator	□ Trustee □ Guardian or Conservator
□ Other:	□ Other:
Signer is Representing:	Signer is Representing: